UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 18, 2006
Third Wave Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31745	39-1791034

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 South Rosa Road, Madison, Wisconsin	53719

(Address of Principal Executive Offices)	(Zip Code)
(608) 273-8933
(Registrant’s Telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 18, 2006, Third Wave Technologies, Inc. (“Third Wave”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Stark Onshore Master Holding LLC (“Stark”). The Securities Purchase Agreement, provides for the sale by the Company of $20,000,000 (at maturity) of Convertible Senior Subordinated Zero-Coupon Promissory Notes (the “Notes”) to Stark for an aggregate purchase price of $14,881,878 (the “Purchase Price”). The Notes will mature five years from their issuance date. The Notes will be placed pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The Notes will not be registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration requirements. Third Wave will pay aggregate fees equal to five percent of the Purchase Price to the placement agent and financial advisor used by Third Wave in connection with the transaction. The transaction is anticipated to close on or about December 19, 2006 and is subject to customary closing conditions.
The Notes will not bear cash interest but will accrue original issue discount on the Purchase Price at the rate of 6.00% per year compounded semiannually (the Purchase Price plus such accrued original issue discount, the “Accreted Value”). So long as the Notes remain outstanding, Third Wave may not incur indebtedness other than certain Permitted Indebtedness, as such term is defined in the Notes.
The Notes are convertible into shares of Third Wave common stock at a rate of 124.01565 shares per $1,000 of principal at maturity ($744 of Purchase Price) or a total of 2,480,313 shares of the Company’s common stock, par value $0.001 per share. Pursuant to the Securities Purchase Agreement Third Wave has agreed to file with the Securities and Exchange Commission a registration statement for resale of the shares of common stock issuable upon conversion of the Notes within 30 days of the closing of the transaction.
After the second anniversary of the issuance date of the Notes, if Third Wave’s common stock closes above $9.00 (150% of the initial conversion price) for 20 consecutive trading days, Third Wave may force the conversion of the Notes so long as there is an effective registration statement covering the Common Stock in place. At any time after the third anniversary of the issuance date of the Notes, Third Wave may redeem the Notes for an amount equal to their Accreted Value. If either an event of default occurs under the Notes (which would include failure to make any payments due under the Notes and certain defaults under other indebtedness) or a change of control occurs with respect to Third Wave, the holders of the Notes may put the Notes to Third Wave for a purchase price equal to 110% of their Accreted Value.
A copy of the Securities Purchase Agreement is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein. The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.
A copy of the news release issued by Third Wave announcing entry into the Securities Purchase Agreement is attached as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Securities Purchase Agreement, dated as of December 18, 2006, by and among Third Wave Technologies, Inc. and Stark Onshore Master Holding LLC

99.1	News Release of Third Wave Technologies, Inc., dated December 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD WAVE TECHNOLOGIES, INC.
Date: December 19, 2006	By:	/s/ Cindy S. Ahn
		Name:	Cindy S. Ahn
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of December 18, 2006, by and among Third Wave
Technologies, Inc. and Stark Onshore Master Holding LLC

99.1	News Release of Third Wave Technologies, Inc. dated December 19, 2006